Exhibit 99.1

www.brileyfin.com

B. Riley Financial Reports Record Fourth Quarter and Full Year 2020 Results,
Declares $3.50 Dividend

Declares special dividend of $3.00 and

Increases quarterly dividend to $0.50 from $0.375

LOS ANGELES, February 25, 2021 — B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

•	Record quarterly total revenues of $410.2 million vs. $165.2 million for Q4 2019
•	Record investment banking results driven by increased activity and larger transactions
•	Net income of $170.1 million vs. $16.9 million, EPS of $6.55 vs. $0.59 per diluted share
•	Operating revenues of $270.0 million vs. $130.5 million, Operating EBITDA of $126.8 million vs. $16.4 million
•	Q4 total adjusted EBITDA of $260.5 million vs. $50.3 million

Full Year 2020 Financial Highlights

•	Record annual total revenues of $902.7 million vs. $652.1 million for FY 2019
•	Net income of $200.4 million vs. $81.3 million, EPS of $7.56 vs. $2.95 per diluted share
•	Operating revenues of $798.7 million vs. $545.6 million, Operating EBITDA of $311.7 million vs. $113.6 million
•	Annual investment gains of approximately $104 million
•	Annual total adjusted EBITDA of $406.8 million vs. $207.9 million

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, said: “Given the strength and performance of both our episodic and steady recurring businesses, we are increasingly confident in the earnings power of our platform. The increase in our regular quarterly dividend to $0.50 reflects the continued growth of our recurring businesses, namely our brands, advisory, and principal investments; and our special $3.00 dividend reflects the strength of our episodic businesses, including brokerage and retail liquidation. While these businesses tend to be cyclical, we believe issuing a special dividend allows us to maintain flexibility. As we continue to see extremely attractive uses for our capital, we also believe it is important to reward our shareholders with the cash flow that we generate. We feel strongly that a balanced capital allocation policy includes substantial dividends to our partners.”

“Our results demonstrated increased profitability from all of our businesses, and particularly our brokerage. Investment banking delivered an impressive quarter driven not only by an acceleration in capital markets activity, but also from an increased number of larger transactions and significant retail restructuring assignments. In addition, SPAC activity contributed strong earnings, while our at-the-market (ATM) business saw another record quarter,” continued Riley.

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “During the quarter, we also made further enhancements to our platform with the addition of a venture capital business, an operations management vertical, and our investment in the Justice brand. Our growth has enabled us to deliver greater value to our clients and partners and to attract talent to our platform.”

“As we continue to invest in strategically scaling service offerings that complement core capabilities, our acquisition of National Holdings meaningfully enhances both steady and episodic results and further solidifies our small-cap capital markets leadership. While B. Riley’s momentum has never been stronger, we will remain focused on delivering for our clients and partners as we continue to capitalize on the opportunities ahead,” said Riley.

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

Fourth Quarter and Full Year 2020 Financial Summary

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2020	2019	2020	2019
Revenues
Operating Revenues (2)	$270,046	$130,504	$798,703	$545,649
Investment Gains (4)	140,160	34,733	104,018	106,463
Total Revenues	$410,206	$165,237	$902,721	$652,112

Adjusted EBITDA (1)
Operating Adjusted EBITDA (3)	$126,787	$16,394	$311,673	$113,603
Investment Adjusted EBITDA (5)	133,699	33,875	95,145	94,282
Total Adjusted EBITDA	$260,486	$50,269	$406,818	$207,885

For the three months ended December 31, 2020:

•	B. Riley Financial reported record quarterly total revenues of $410.2 million, up from $165.2 million for the fourth quarter of 2019.
•	Net income available to common shareholders totaled $170.1 million, or $6.55 per diluted share, up from $16.9 million, or $0.59 per diluted share, for the prior-year quarter.
•	Total adjusted EBITDA (1) increased to $260.5 million from $50.3 million for the fourth quarter of 2019.
•	Operating revenues (2) increased to $270.0 million compared to $130.5 million for the fourth quarter of 2019. Operating adjusted EBITDA (3) increased to $126.8 million from $16.4 million for the prior-year quarter.

For the twelve months ended December 31, 2020:

•	B. Riley Financial reported record annual total revenues of $902.7 million, up from $652.1 million for 2019.
•	Net income available to common shareholders was $200.4 million, or $7.56 per diluted share, up from $81.3 million or $2.95 per diluted share for 2019.
•	Total adjusted EBITDA (1) increased to $406.8 million compared to $207.9 million for the prior-year period.
•	Operating revenues (2) increased to $798.7 million compared to $545.6 million for 2019. Operating adjusted EBITDA (3) totaled $311.7 million for the year, compared to $113.6 million for 2019.

The Company reported quarterly investment gains (4) of approximately $140 million, resulting in investment gains (4) of approximately $104 million for the year. Investment gains (4) are primarily unrealized mark-to-market valuations on strategic investments held by the Company. Gains for the year represented a sharp recovery from the markdown in the first quarter of 2020.

As of December 31, 2020, cash and investments (7) totaled approximately $1.3 billion, including cash and cash equivalents of $103.6 million. B. Riley Financial’s cash and investments, (7) net of debt, totaled over $315 million at year-end.

Segment Financial Summary

	Three Months Ended
	December 31, 2020
(Dollars in thousands)	Capital Markets	Auction and Liquidation	Financial Consulting	Principal Investments	Brands

Operating Revenues (2)	$201,065	$15,667	$26,480	$21,383	$5,451
Investment Gains (4)	140,160	-	-	-	-
Segment Revenue	$341,225	$15,667	$26,480	$21,383	$5,451

Segment Operating Income (6)	$102,503	$7,460	$6,873	$7,300	$4,054
Investment Gains Income (5)	133,699	-	-	-	-
Segment Income	$236,202	$7,460	$6,873	$7,300	$4,054

For the fourth quarter of 2020:

•	Capital Markets operating revenues totaled $201.1 million with segment operating income of $102.5 million for the fourth quarter of 2020. Record investment banking activity, profits from institutional brokerage, and wealth management contributed to strong earnings for the quarter. Investment banking benefitted from an increase in larger capital markets transactions and significant retail and consumer restructuring advisory engagements completed during the fourth quarter.
•	Auction and Liquidation quarterly results included revenues of $15.7 million and segment income of $7.5 million from B. Riley Retail Solutions (formerly known as Great American Group) retail liquidation and store closing projects.
•	Financial Consulting revenues totaled $26.5 million, up from $20.1 million for the fourth quarter of 2019. Segment income totaled $6.9 million compared to $4.7 million for the prior-year period. Results were primarily driven by B. Riley Advisory Services bankruptcy, forensic accounting and appraisal assignments.
•	Principal Investments companies, magicJack and United Online, contributed fourth quarter revenues of $21.4 million and segment income of $7.3 million.
•	Brands generated revenues of $5.5 million related to the licensing of brand trademarks including Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too, and Nanette Lepore (“six brands”).

	Twelve Months Ended
	December 31, 2020
(Dollars in thousands)	Capital Markets	Auction and Liquidation	Financial Consulting	Principal Investments	Brands

Operating Revenues (2)	$514,721	$88,764	$91,622	$87,138	$16,458
Investment Gains (4)	104,018	-	-	-	-
Segment Revenue	$618,739	$88,764	$91,622	$87,138	$16,458

Segment Operating Income (6)	$208,630	$25,769	$22,543	$33,360	$(1,789)
Investment Gains Income (5)	95,145	-	-	-	-
Segment Income (Loss)	$303,775	$25,769	$22,543	$33,360	$(1,789)

For the full year of 2020:

•	Capital Markets operating revenues increased to $514.7 million with segment operating income of $208.6 million, compared to operating revenues of $341.9 million and segment operating income of $77.4 million in 2019.
•	Auction and Liquidation generated annual revenues of $88.8 million and segment income of $25.8 million related to retail liquidation and store closing projects completed during 2020.
•	Financial Consulting annual revenues increased to $91.6 million from $76.3 million in 2019. Segment income increased to $22.5 million, up from $17.8 million for the prior-year period.
•	Principal Investments companies continued to outperform initial investment estimates and provide steady cash flow for the B. Riley platform. For the full year, magicJack and United Online contributed revenues of $87.1 million and segment income of $33.4 million.
•	Brands contributed licensing revenues of $16.5 million for 2020. The Brands segment was established in October 2019.

The Company has presented information related to its operating results and investments to provide investors with additional metrics regarding its performance and overall results of operations. Additional information related to operating and investment results can be found in a Financial Supplement on the Company’s investor relations website.

Segment Reclassification

The Company has realigned its segment reporting structure to reflect certain organizational changes. In conjunction with the new reporting structure, the Company recast its segment presentation. Valuation and Appraisal are reported in the Financial Consulting segment. Bankruptcy, forensic accounting, and real estate results that were previously reported in the Capital Markets segment are now reported as part of the Financial Consulting segment.

Declaration of Common Stock Dividend

A total fourth quarter dividend of $3.50 per share will be paid to common stockholders of record as of March 10, 2021 on or about March 24, 2021. The Company has increased its regular quarterly dividend to $0.50 per share from the previous $0.375 regular dividend and has declared a special quarterly dividend of $3.00 per share. B. Riley Financial intends to continue to review its dividend policy to align with its business outlook. Upon payment of the fourth quarter dividend, the Company will have returned a total of $4.475 per share in common dividends related to its fiscal 2020 earnings.

Conference Call Details

Management will host a conference call to discuss the Company’s financial results followed by a question and answer period today, February 25, 2021, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors may access the live broadcast and archived recording at https://ir.brileyfin.com/events-and-presentations.

Date:	Thursday, February 25, 2021
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll Free:	1-855-327-6838
International:	1-604-235-2082

Replay Dial-In (expires on Thursday, March 4, 2021)

Toll Free:	1-844-512-2921
International:	1-412-317-6671
Replay Pin:	10013068

For more information, visit B. Riley Financial’s investor relations website at ir.brileyfin.com.

About B. Riley Financial

B. Riley Financial (NASDAQ: RILY) provides collaborative financial services solutions tailored to fit the capital raising, business, operational, and financial advisory needs of its clients and partners. B. Riley operates through several subsidiaries that offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. B. Riley also makes proprietary investments in companies and assets with attractive return profiles. For the latest news and developments, follow B. Riley on Twitter @BRileyFinancial and LinkedIn. For more information, visit www.brileyfin.com.

B. Riley refers to B. Riley Financial and/or one or more of its subsidiaries or affiliates. For more information about B. Riley’s affiliated companies, visit www.brileyfin.com/platform.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.
(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains is defined as trading income and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment gains income are defined as trading income and fair value adjustments on loans, less other investment related expenses.
(6)	Segment operating income is defined as segment income excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(7)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of securities sold not yet purchased, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other equity investments reported in prepaid and other assets.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2021, as well as statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Annual Report on Form 10-K for the year ended December 31, 2020. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA , net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Contacts Investors Mike Frank ir@brileyfin.com (212) 409-2424	Media Jo Anne McCusker jmccusker@brileyfin.com (646) 885-5425

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	December 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$103,602	$104,268
Restricted cash	1,235	471
Due from clearing brokers	7,089	23,818
Securities and other investments owned, at fair value	777,319	408,213
Securities borrowed	765,457	814,331
Accounts receivable, net	46,518	46,624
Due from related parties	986	5,832
Advances against customer contracts	200	27,347
Loans receivable, at fair value (includes $295,809 from related parties at December 31, 2020)	390,689	43,338
Loans receivable, at cost (includes $157,080 from related parties at December 31, 2019)	—	225,848
Prepaid expenses and other assets	87,262	81,808
Operating lease right-of-use assets	48,799	47,809
Property and equipment, net	11,685	12,727
Goodwill	227,046	223,697
Other intangible assets, net	190,745	220,525
Deferred tax assets, net	4,098	31,522
Total assets	$2,662,730	$2,318,178
Liabilities and Equity
Liabilities:
Accounts payable	$2,722	$4,477
Accrued expenses and other liabilities	168,478	130,714
Deferred revenue	68,651	67,121
Deferred tax liabilities, net	34,248	—
Due to related parties and partners	327	1,750
Due to clearing brokers	13,672	—
Securities sold not yet purchased	10,105	41,820
Securities loaned	759,810	810,495
Mandatorily redeemable noncontrolling interests	4,700	4,616
Operating lease liabilities	60,778	61,511
Notes payable	37,967	38,167
Loan participations sold	17,316	12,478
Term loan	74,213	66,666
Senior notes payable, net	870,783	688,112
Total liabilities	2,123,770	1,927,927

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 3,971 and 2,349 shares issued and outstanding as of December 31, 2020 and 2019, respectively; liquidation preference of $99,260 and $58,723 as of December 31, 2020 and 2019, respectively.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 25,777,796 and 26,972,332 issued and outstanding as of December 31, 2020 and 2019, respectively.	3	3
Additional paid-in capital	310,326	323,109
Retained earnings	203,080	39,536
Accumulated other comprehensive loss	(823)	(1,988)
Total B. Riley Financial, Inc. stockholders’ equity	512,586	360,660
Noncontrolling interests	26,374	29,591
Total equity	538,960	390,251
Total liabilities and equity	$2,662,730	$2,318,178

B. RILEY FINANCIAL, INC.

Consolidated Statements of Income

(Dollars in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Services and fees	$237,270	$103,518	$667,069	$460,493
Trading income and fair value adjustments on loans	140,160	34,733	104,018	106,463
Interest income - Loans and securities lending	30,116	23,074	102,499	77,221
Sale of goods	2,660	3,912	29,135	7,935
Total revenues	410,206	165,237	902,721	652,112
Operating expenses:
Direct cost of services	9,250	17,109	60,451	58,824
Cost of goods sold	1,018	3,740	12,460	7,575
Selling, general and administrative expenses	137,088	97,256	428,537	385,219
Restructuring charge	—	—	1,557	1,699
Impairment of tradenames	—	—	12,500	—
Interest expense - Securities lending and loan participations sold	11,782	9,565	42,451	32,144
Total operating expenses	159,138	127,670	557,956	485,461
Operating income	251,068	37,567	344,765	166,651
Other income (expense):
Interest income	27	248	564	1,577
(Loss) income from equity investments	(478)	2,618	(623)	(1,431)
Interest expense	(16,712)	(15,075)	(65,249)	(50,205)
Income before income taxes	233,905	25,358	279,457	116,592
Provision for income taxes	(62,060)	(7,842)	(75,440)	(34,644)
Net income	171,845	17,516	204,017	81,948
Net income (loss) attributable to noncontrolling interests	251	387	(1,131)	337
Net income attributable to B. Riley Financial, Inc.	171,594	17,129	205,148	81,611
Preferred stock dividends	1,480	264	4,710	264
Net income available to common shareholders	$170,114	$16,865	$200,438	$81,347

Basic income per common share	$6.72	$0.64	$7.83	$3.08
Diluted income per common share	$6.55	$0.59	$7.56	$2.95

Weighted average basic common shares outstanding	25,331,918	26,547,023	25,607,278	26,401,036
Weighted average diluted common shares outstanding	25,966,501	28,412,871	26,508,397	27,529,157

B. RILEY FINANCIAL, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2020	2019
	(Unaudited)
Cash flows from operating activities:
Net income	$204,017	$81,948
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19,369	19,048
Provision for doubtful accounts	3,385	2,126
Share-based compensation	18,588	15,916
Fair value adjustments, non-cash	21,954	12,258
Non-cash interest and other	(16,810)	(12,267)
Effect of foreign currency on operations	(460)	(78)
Loss from equity investments	623	1,431
Dividends from equity investments	1,343	3,194
Deferred income taxes	61,619	10,874
Impairment of leaseholds and intangibles, lease loss accrual and gain on disposal of fixed assets	14,107	(286)
Gain on extinguishment of debt	(1,556)	—
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	1,230	1,220
Change in operating assets and liabilities:
Amounts due to/from clearing brokers	30,401	13,920
Securities and other investments owned	(331,759)	(178,023)
Securities borrowed	48,873	117,015
Accounts receivable and advances against customer contracts	24,488	(33,927)
Prepaid expenses and other assets	4,423	9,588
Accounts payable, accrued payroll and related expenses, accrued expenses and other liabilities	31,301	32,553
Amounts due to/from related parties and partners	3,423	(4,781)
Securities sold, not yet purchased	(31,715)	4,197
Deferred revenue	1,530	(3,098)
Securities loaned	(50,685)	(120,026)
Net cash provided by (used in) operating activities	57,689	(27,198)
Cash flows from investing activities:
Purchases of loans receivable	(207,466)	(343,811)
Repayments of loans receivable	90,083	159,186
Sale of loan receivable to related party	1,800	—
Proceeds from loan participations sold	6,900	31,806
Repayment of loan participations sold	(2,233)	(18,911)
Asset acquisition - BR Brand, net of cash acquired $2,160	—	(114,912)
Acquisition of magicJack, net of cash acquired $53,875	—	—
Acquisition of other businesses	(1,500)	—
Proceeds from sale of division of magicJack	—	6,196
Purchases of property, equipment and intangible assets	(2,045)	(3,461)
Proceeds from sale of property, equipment and intangible assets	1	513
Purchases of equity investments	(13,986)	(33,391)
Distributions from equity investments	—	18,195
Net cash used in investing activities	(128,446)	(298,590)
Cash flows from financing activities:
Proceeds from asset based credit facility	—	140,439
Repayment of asset based credit facility	(37,096)	(103,343)
Proceeds from notes payable	—	—
Repayment of notes payable	(357)	(478)
Payment of participating note payable and contingent consideration	(4,250)	(4,250)
Proceeds from term loan	75,000	10,000
Repayment of term loan	(67,266)	(22,734)
Proceeds from issuance of senior notes	186,796	281,924
Redemption of senior notes	(1,829)	(52,154)
Payment of debt issuance costs	(3,359)	(3,425)
Payment of employment taxes on vesting of restricted stock	(22,578)	(2,022)
Common dividends paid	(38,792)	(41,138)
Preferred dividends paid	(4,710)	(264)
Repurchase of common stock	(48,248)	(4,273)
Repurchase of warrants	—	(2,777)
Distribution to noncontrolling interests	(3,826)	(1,958)
Contributions from noncontrolling interests	604	—
Proceeds from offering common stock	—	63
Proceeds from offering preferred stock	39,455	56,566
Net cash provided by financing activities	69,544	250,176
Decrease in cash, cash equivalents and restricted cash	(1,213)	(75,612)
Effect of foreign currency on cash, cash equivalents and restricted cash	1,311	73
Net increase (decrease) in cash, cash equivalents and restricted cash	98	(75,539)
Cash, cash equivalents and restricted cash, beginning of year	104,739	180,278
Cash, cash equivalents and restricted cash, end of year	$104,837	$104,739

Supplemental disclosures:
Interest paid	$98,595	$75,625
Taxes paid	$2,368	$8,649

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Capital Markets segment:
Revenues - Services and fees	$170,949	$103,975	$412,222	$264,703
Trading income and fair value adjustments on loans	140,160	34,733	104,018	106,463
Interest income - Loans and securities lending	30,116	23,074	102,499	77,221
Total revenues	341,225	161,782	618,739	448,387
Selling, general and administrative expenses	(92,260)	(64,501)	(267,330)	(239,716)
Restructuring (charge) recovery	—	—	(917)	4
Interest expense - Securities lending and loan participations sold	(11,782)	(9,565)	(42,451)	(32,144)
Depreciation and amortization	(981)	(1,100)	(4,266)	(4,858)
Segment income	236,202	86,616	303,775	171,673
Auction and Liquidation segment:
Revenues - Services and fees	13,761	(47,385)	63,101	18,296
Revenues - Sale of goods	1,906	2,990	25,663	4,220
Total revenues	15,667	(44,395)	88,764	22,516
Direct cost of services	(4,324)	(11,712)	(40,730)	(33,295)
Cost of goods sold	(406)	(3,024)	(9,766)	(4,016)
Selling, general and administrative expenses	(3,477)	(1,685)	(12,357)	(10,731)
Restructuring charge	—	—	(140)	—
Depreciation and amortization	—	(2)	(2)	(7)
Segment income (loss)	7,460	(60,818)	25,769	(25,533)
Financial Consulting segment:
Revenues - Services and fees	26,480	20,109	91,622	76,292
Selling, general and administrative expenses	(19,476)	(15,379)	(68,232)	(58,226)
Restructuring charge	—	—	(500)	—
Depreciation and amortization	(131)	(66)	(347)	(252)
Segment income	6,873	4,664	22,543	17,814
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	20,629	22,764	83,666	97,147
Revenues - Sale of goods	754	922	3,472	3,715
Total revenues	21,383	23,686	87,138	100,862
Direct cost of services	(4,926)	(5,398)	(19,721)	(25,529)
Cost of goods sold	(612)	(716)	(2,694)	(3,559)
Selling, general and administrative expenses	(6,000)	(5,846)	(20,352)	(24,256)
Depreciation and amortization	(2,545)	(2,939)	(11,011)	(12,658)
Restructuring charge	—	—	—	(1,703)
Segment income	7,300	8,787	33,360	33,157
Brands segment:
Revenues - Services and fees	5,451	4,055	16,458	4,055
Selling, general and administrative expenses	(682)	(881)	(2,889)	(881)
Depreciation and amortization	(715)	(507)	(2,858)	(507)
Impairment of tradenames	—	—	(12,500)	—
Segment income (loss)	4,054	2,667	(1,789)	2,667
Consolidated operating income from reportable segments	261,889	41,916	383,658	199,778

Corporate and other expenses	(10,821)	(4,349)	(38,893)	(33,127)
Interest income	27	248	564	1,577
(Loss) income on equity investments	(478)	2,618	(623)	(1,431)
Interest expense	(16,712)	(15,075)	(65,249)	(50,205)
Income before income taxes	233,905	25,358	279,457	116,592
Provision for income taxes	(62,060)	(7,842)	(75,440)	(34,644)
Net income	171,845	17,516	204,017	81,948
Net income (loss) attributable to noncontrolling interests	251	387	(1,131)	337
Net income attributable to B. Riley Financial, Inc.	171,594	17,129	205,148	81,611
Preferred stock dividends	1,480	264	4,710	264
Net income available to common shareholders	$170,114	$16,865	$200,438	$81,347

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income attributable to B. Riley Financial, Inc.	$171,594	$17,129	$205,148	$81,611
Adjustments:
Provision for income taxes	62,060	7,842	75,440	34,644
Interest expense	16,712	15,075	65,249	50,205
Interest income	(27)	(248)	(564)	(1,577)
Share based payments	4,321	5,640	18,588	15,916
Depreciation and amortization	4,604	4,831	19,369	19,048
Restructuring costs	—	—	1,557	1,699
Impairment of tradenames	—	—	12,500	—
Transactions related costs and other	1,222	—	9,531	6,339

Total EBITDA adjustments	88,892	33,140	201,670	126,274

Adjusted EBITDA	$260,486	$50,269	$406,818	$207,885
Operating EBITDA Adjustments:
Trading income and fair value adjustments on loans	(140,160)	(34,733)	(104,018)	(106,463)
Other investment related expenses	6,461	858	8,873	12,181

Total Operating EBITDA Adjustments	(133,699)	(33,875)	(95,145)	(94,282)

Operating Adjusted EBITDA	$126,787	$16,394	$311,673	$113,603

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income attributable to B. Riley Financial, Inc.	$171,594	$17,129	$205,148	$81,611
Adjustments:
Share based payments	4,321	5,640	18,588	15,916
Amortization of intangible assets	3,769	3,815	15,736	13,846
Restructuring costs	—	—	1,557	1,699
Impairment of tradenames	—	—	12,500	—
Transactions related costs and other	1,222	—	9,531	6,339
Income tax effect of adjusting entries	(2,473)	(2,969)	(15,929)	(11,154)
Adjusted net income attributable to B. Riley Financial, Inc.	$178,433	$23,615	$247,131	$108,257

Adjusted income per common share:
Adjusted basic income per share	$7.04	$0.89	$9.65	$4.10
Adjusted diluted income per share	$6.87	$0.83	$9.32	$3.93

Shares used to calculate adjusted basic net income per share	25,331,918	26,547,023	25,607,278	26,401,036
Shares used to calculate adjusted diluted net income per share	25,966,501	28,412,871	26,508,397	27,529,157

Source: B. Riley Financial, Inc.

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